EXHIBIT 23.1


                         Consent of Independent Auditors

We consent to the use of our report dated October 27, 2003, with respect to the financial statements of Mobile Reach International, Inc. included in the Annual Report on Form 10-KSB of Mobile Reach International, Inc. dated October 27, 2003, filed with the Securities and Exchange Commission.

/s/  Scharf Pera & Co., PLLC
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     Scharf Pera & Co., PLLC


Charlotte, North Carolina
October 27, 2003